Exhibit 10.1

FIRST AMENDMENT TO THE COMMERCIAL AGREEMENT

This First Amendment to the Commercial Agreement (this “First Amendment”), dated March 7, 2015 (the “First Amendment Effective Date”), is made by and between NOOK DIGITAL, LLC f/k/a barnesandnoble.com llc, a limited liability company organized under the laws of Delaware having offices at 1166 Avenue of the Americas, 18th Floor, New York, New York 10011 (“NOOK Media”) and SAMSUNG ELECTRONICS AMERICA, INC., a corporation organized under the laws of New York having offices at 85 Challenger Road, Ridgefield Park, New Jersey 07660 (“Samsung”).

WHEREAS, NOOK Media and Samsung entered into that certain Commercial Agreement dated June 4, 2014 (the “Agreement”), pursuant to which the parties agreed to work together to develop Tablet devices manufactured by Samsung, customized with NOOK Media software and co-branded with Samsung and NOOK Media branding; and

WHEREAS, the parties now wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth in the Agreement and this First Amendment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 4.3 of the Agreement is hereby amended and restated in its entirety as follows:

4.3 Minimum Quantity Purchase Commitment. NOOK Media shall purchase a minimum total quantity of 1,000,000 units of Co-Branded Devices (including units purchased for the Launch) prior to June 30, 2016.

2.	All capitalized terms set forth in this First Amendment and not defined herein shall have the meanings ascribed to them in the Agreement.

3.	The remaining terms and conditions of the Agreement will remain in full force and effect. In the event of a conflict between the terms of this First Amendment and the terms of the Agreement, this First Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date hereof.

NOOK DIGITAL, LLC		SAMSUNG ELECTRONICS AMERICA, INC.

By:	/s/ Mahesh Veerina	By:	/s/ Gary M. Riding

Name:	Mahesh Veerina	Name:	Gary M. Riding

Title:	President, NOOK Digital	Title:	SVP, Mobile Computing

Date:	March 7, 2015	Date:	March 6, 2015